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                                  EXHIBIT 99.3

The Major Automotive Companies Announces Termination of Agreement Between Its Chairman and Investor Marshall S. Cogan

LONG ISLAND CITY, N.Y.--(BUSINESS WIRE)--Oct. 19, 2001--The Major Automotive Companies, Inc. (f/k/a Fidelity Holdings, Inc.)
(Nasdaq: MAJR - news) announced today that the agreement between the company's Chairman, CEO, COO and President, Bruce Bendell, and investor Marshall
S. Cogan, pursuant to which, Mr. Cogan was to acquire approximately two-thirds of Mr. Bendell's equity position in the company, has been terminated by Mr. Cogan.

The Major Automotive Companies is a leading consolidator of automotive dealerships in the New York Metropolitan area. For additional information, visit the Company's website at http://www.majorworld.com/. The information contained in this press release, including any ``forward-looking statements'' within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 contained herein, should be reviewed in conjunction with the Company's annual report on Form 10-K and other publicly available information regarding the Company, copies of which are available from the Company upon request. Such publicly available information sets forth many risks and uncertainties related to the Company's business and such statements, including risks and uncertainties related to that are unpredictable and outside of the influence and/or control of the Company.

Contact:

     The Major Automotive Companies
     Richard L. Feinstein, 718/937-3700 x341